As filed with the Securities and Exchange Commission on November 26, 2012

Registration No. 333-125004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-2669023
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000
Chicago, Illinois	60602
(Address of Principal Executive Offices)	(Zip Code)

Telephone and Data Systems, Inc.

Tax-Deferred Savings Plan

(Full title of the plan)

LeRoy T. Carlson, Jr., President and Chief Executive Officer

Telephone and Data Systems, Inc.
30 North LaSalle Street, Suite 4000

Chicago, Illinois 60602

(Name and address of agent for service)

(312) 630-1900

(Telephone number, including
area code, of agent for service)

EXPLANATORY NOTE

On May 17, 2005, the Registrant filed a registration statement (the “Registration Statement”) on Form S-8 (Registration No. 333-125004), which became effective on May 17, 2005, relating to the registration of 45,000 Special Common Shares of the Registrant, for issuance under the Registrant’s Tax-Deferred Savings Plan (the “Plan”), all of which shares remain unissued as of the date hereof.

On January 24, 2012, the Special Common Shares were reclassified as Common Shares of the Registrant and, accordingly, Special Common Shares are no longer issued or authorized for issuance under the Registrant’s Restated Certificate of Incorporation.  As a result, Special Common Shares are no longer authorized for issuance under the Plan.  In connection therewith, the Registrant is filing a registration statement to register 45,000 Common Shares for issuance under the Plan, to replace the Special Common Shares.

Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all 45,000 Special Common Shares that remain unissued under such Registration Statement.

Pursuant to Rule 464 under the Securities Act of 1933, as amended, this Post-Effective Amendment shall become effective upon filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 26, 2012.

TELEPHONE AND DATA SYSTEMS, INC.

By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
President and Chief Executive Officer

The Plan.  Pursuant to the requirements of the Securities Act of 1933 Rule 478 thereunder, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned,  thereunto duly authorized, in the City of Chicago, State of Illinois, on November 26, 2012.

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

By:	TELEPHONE AND DATA SYSTEMS, INC.,
as Plan Administrator

By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
President and Chief Executive Officer

SIGNATURE PAGE TO POST EFFECTIVE AMENDMENT TO DEREGISTER SPECIAL COMMON SHARES UNDER THE TAX-DEFERRED SAVINGS PLAN